OTCBB Symbol - URME Frankfurt Symbol - U6Z Berlin Symbol - U6Z
FOR IMMEDIATE RELEASE	January 4, 2007

Uranium Energy Corp Announces the Completion of $13,500,000 Financing

AUSTIN, TX - January 4, 2007 - Uranium Energy Corp (the "Company") is pleased to announce that it has recently completed a private placement financing resulting in the issuance of an aggregate 5,400,000 units, at a subscription price of US $2.50 per unit, for total proceeds of US $13,500,000. There were no finders' fees or commissions payable by the Company in connection with this private placement financing.

Each unit is comprised of one common share and one non-transferable share purchase warrant. Each two such warrants entitle the shareholder to purchase an additional common share of the Company until the later of (i) 18 months from the date of issuance of the units and (ii) nine months from the effective date of the Company's proposed registration statement. The exercise price of the warrants is US $3.00 per warrant share.

The Company's President and CEO, Amir Adnani, provided these comments, "Uranium Energy Corp is very pleased to be associated with a dynamic group of new investors who have assisted the Company in raising significant new capital. The Company can aggressively continue with project development, as well as its other scheduled growth initiatives."

About Uranium Energy Corp

Uranium Energy Corp. (URME: OTCBB) is a US-based junior resource company with the objective of becoming a near-term ISL uranium producer in the United States. Through the use of one the largest historical uranium exploration databases in the US, the Company has developed an ongoing acquisition program of advanced uranium projects. Uranium Energy Corp is developing its advanced Goliad Project in South Texas, with ISL uranium production projected to begin in 2009. The Company also has advanced uranium properties throughout the southwestern US, with all properties being previously explored by senior mining companies, and nearly all properties containing historically drill-indicated uranium resources. The operational management is comprised of pre-eminent uranium mining and exploration professionals, whose collective experience in the uranium mining industry gives the Company ongoing uranium mine finding and uranium mine development expertise. Uranium Energy Corp is well positioned to capitalize on the current alternative energy boom. For more information, please visit www.uraniumenergy.com.

Contact North America: Investor Relations, Uranium Energy Corp
Toll-Free Voice: (877) 676-7183 or (604) 682-9775
Fax: (604) 682-3591
E-mail: info@uraniumenergy.com
Website: www.uraniumenergy.com

Contact Europe: International Market Trend AG
Phone: +41.43.888.67.00
Fax: +41.43.888.67.09

Stock Exchange Information:
OTCBB Symbol: URME
Frankfurt Stock Exchange Symbol: U6Z
Berlin Stock Exchange Symbol: U6Z
WKN: AØJDRR
ISN: US9168961038

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities and Exchange Act of 1934, as amended. Statements in this news release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. These statements involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements contained herein. Such risks and uncertainties may include, but are not limited to, the impact of competitive products, the ability to meet customer demand, the ability to manage growth, acquisitions of technology, equipment or human resources, the effect of economic and business conditions, the ability to attract and retain skilled personnel and factors outside the control of the Company. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in the Company's periodic reports filed from time-to-time with the United States Securities and Exchange Commission. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.